Exhibit 99.1 NEWS RELEASE

FOR IMMEDIATE RELEASE

Tesco Corporation Schedules Third Quarter 2014
Earnings Release and Conference Call for November 4

HOUSTON, October 13, 2014 - Tesco Corporation (NASDAQ: TESO) announced today that it will release its third quarter 2014 financial results on Tuesday, November 4, 2014 before the market opens. In conjunction with the news release, Tesco has scheduled a conference call the same day at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the quarter’s results.

By Phone:
Dial 1-888-417-8465 inside the U.S. or 1-719-325-2281 outside the U.S. at least 10 minutes before the call. A telephone replay will be available through November 18 by dialing 1-888-203-1112 inside the U.S. or 1-719-457-0820 outside of the U.S. and using the conference ID 3622319#.

By Webcast:
Visit the Investor Relations page of Tesco's website at www.tescocorp.com under “Conference Calls.” Please log on at least 10 minutes early to register and download any necessary software. A replay will be available shortly after the call.

ABOUT TESCO CORPORATION
Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For more information please contact:
Chris Boone - Chief Financial Officer
Tesco Corporation
(713) 359-7000

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